EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT-GRANT THORNTON LLP

Consent of Independent Certified Public Accountants

We have issued our report dated January 25, 2002 accompanying the consolidated financial statements incorporated by reference in the Annual Report of Massachusetts Fincorp, Inc. and Subsidiaries on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Massachusetts Fincorp, Inc. and Subsidiaries on Form S-8 (File No. 333-62374, effective June 6, 2001).


                                       /s/ Grant Thornton LLP


Boston, Massachusetts
March 25, 2002